Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-239363 and 333-239348) and Form S-8 (Nos. 333-185633, 333-182991, 333-75768, 333-140629, 333-152748, 333-157548, 333-165044, 333-171308, 333-178622, 333-194284, 333-226393, 333-228499 and 333-237869) of ONEOK, Inc. of our report dated March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
March 1, 2022